Exhibit 1.1

DEALER MANAGER AGREEMENT

October     , 2008

Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

MTS Health Partners

623 Fifth Avenue, 15th Floor

New York, NY 10020

Dear Ladies and Gentlemen:

1. General. Oscient Pharmaceuticals Corporation, a Massachusetts corporation (the “Company”), proposes to offer to exchange (such offer, as it may be amended, modified or supplemented is referred to herein as the “Exchange Offer”) 12.50% Convertible Senior Notes due 2011 (the “New Notes”) for (i) up to $200,000,000 aggregate principal amount outstanding of its 3.50% Convertible Senior Notes due 2011 (the “Existing Notes”) and (ii) up to 200 shares of Company common stock, par value $0.10 per share, per each $1,000 principal amount of Existing Notes tendered (the “Shares”). The Existing Notes and the New Notes are convertible into shares of Company common stock, par value $0.10 per share (the “Common Stock”). The New Notes issued in the Exchange Offer are to be issued pursuant to an Indenture to be executed on the Closing Date (as defined herein) and qualified on or prior to the Expiration Date (as defined herein), as amended or modified from time to time, (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Exchange Offer Materials (as defined herein), notwithstanding that such terms as used herein are not capitalized in the Exchange Offer Materials.

2. Engagement as Dealer Managers. By this Dealer Manager Agreement (the “Agreement”), the Company hereby engages and appoints Lazard Capital Markets LLC as lead deal manager (the “Lead Deal Manager”) and MTS Health Partners (the “Dealer Manager”, together with the Lead Deal Manager, the “Dealer Managers”) as co-exclusive Dealer Managers for the Exchange Offer and authorizes each of you to act as such in connection with the Exchange Offer.

As Dealer Managers, each of you agree, in accordance with your customary practice, to use reasonable best efforts to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of the Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer. For purposes of this Agreement, the Company acknowledges and agrees that “reasonable best efforts” will not include the solicitation or performance of other services with respect to any individual or institution resident outside the United States. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Managers each agree to act in such capacity.

3. Registration Statement, Prospectus and Offering Materials.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Trust Indenture Act of 1939, as amended (the “TIA”), and applicable rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form S-4 (File No. 333-153394), including a prospectus, subject to completion, covering the registration of the offer and sale of the New Notes and the Shares in the Exchange Offer, the Shares that may be issued (subject to certain limitations) as payment of additional interest on the New Notes issued in the Exchange Offer or as settlement of fractional shares, New Notes that may be issued (subject to certain limitations) as payment of additional interest in kind, and the Common Stock issuable upon conversion of the New Notes issued in the Exchange Offer (such New Notes, Common Stock and Shares are collectively referred to herein as the “Securities”). The term “Registration Statement” as used in this Agreement shall mean such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which such registration statement originally becomes effective, and, in the event of any post-effective amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the original effective date of such registration statement, shall also mean (from and after the effectiveness of such post-effective amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term “Prospectus” as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised or supplemented Prospectus shall be provided to you by the Company for use in connection with the Exchange Offer that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised or supplemented Prospectus is required to be filed with the Commission pursuant to the Rules and Regulations), the term “Prospectus” shall refer to each such revised or supplemented Prospectus from and after the time it is first provided to you for such use. The term “Preliminary Prospectus” means each prospectus, subject to completion, included in the Registration Statement at or prior to effectiveness of the Registration Statement used in connection with the Exchange Offer.

All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and shall also be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to the Securities Act and the Rules and Regulations, in each case not modified or superseded pursuant to Rule 412 under the Securities Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include (a) the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, and (b) in each case, the filing of any prospectus supplement pursuant to Rule 424(b) under the Securities Act.

(b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the “Commencement Date”) it will file, with the Commission under the Exchange Act and the Rules and Regulations of the Commission promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer, including the exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Schedule TO, including any amendment or supplement thereto.

(c) The Registration Statement, Prospectus, any Preliminary Prospectus, Schedule TO, the related letters from the Company to securities brokers, dealers, commercial banks, trust companies and other nominees that have been approved for use by the Company, which approval shall not be unreasonably withheld, letters to beneficial owners of Existing Notes, the letters of transmittal (the “Letters of Transmittal”) and any newspaper announcements, if any, press releases and other exchange offer solicitation materials and information the Company may prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Notes or authorize for public dissemination or use by registered or beneficial holders of Existing Notes in connection with the Exchange Offer, are collectively referred to as the “Exchange Offer Materials.”

4. Use of Exchange Offer Materials.

(a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall disseminate or, to the extent permitted by law use its reasonable best efforts to disseminate or cause to be disseminated, the Exchange Offer Materials to each registered holder of any Existing Notes, as soon as is practicable on the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable, until three days prior to the expiration date of the Exchange Offer (the “Expiration Date”), the Company shall use its reasonable best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Notes. The Company acknowledges and agrees that you may use the Exchange Offer Materials, as specified herein without assuming any responsibility for independent verification on your part other than information supplied by you in writing to the Company; and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

(b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to your and your counsel’s comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, any Preliminary Prospectus, the Prospectus or any Exchange Offer Materials, to furnish copies of drafts to, and consult with, you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials and will give reasonable consideration to your and your counsel’s comments, if any, thereon.

(c) The Company has furnished or shall use its reasonable best efforts to furnish to you, or cause the transfer agents or registrars for the Existing Notes to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Notes as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Existing Notes held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

(d) The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Notes.

(e) The Company authorizes the Dealer Managers to communicate with the information agent identified in the Prospectus (the “Information Agent”) or the exchange agent identified in the Prospectus (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Information Agent and/or Exchange Agent to advise you, as necessary and at least daily upon request, as to such matters relating to the Exchange Offer as you may reasonably request.

(f) The Company agrees that any reference to the Dealer Managers in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to each of the Dealer Managers prior consent, which consent shall not be unreasonably withheld.

5.(a) Neither of you shall have any liability hereunder as Dealer Managers (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your respective obligations hereunder or otherwise in connection with the Exchange Offer, except to the extent any such losses, claims, damages, liabilities or expenses are found by a court of competent jurisdiction in a judgment which has become final (in that it is no longer subject to appeal or review) to have resulted primarily from your bad faith, willful misconduct, or gross negligence, in which case each of the Dealer Managers will be severally, and not jointly, liable for their respective acts or omissions.

(b) The Company acknowledges and agrees that:

(i) the Dealer Managers’ responsibility to the Company is solely contractual in nature, each of the Dealer Managers has been retained solely to act as a Dealer Manager in connection with the Exchange Offer and no fiduciary, advisory or agency relationship between the Company and either of the Dealer Managers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Dealer Managers, Lazard Frères & Co. LLC, or MTS Securities, LLC have advised or are advising the Company on other matters;

(ii) the price of the New Notes was established by the Company following discussions and arms-length negotiations with the Dealer Managers, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(iii) it has been advised that the Dealer Managers, Lazard Frères & Co. LLC, and MTS Securities, LLC and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that neither of the Dealer Managers has an obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(iv) it waives, to the fullest extent permitted by law, any claims it may have against the Dealer Managers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Managers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

(c) Each of you shall act as an independent contractor with duties solely to the Company, each of your responsibilities to the Company are solely contractual in nature and no fiduciary, advisory or agency relationship between the Company and either of you has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether either of you, Lazard Frères & Co. LLC, or MTS Securities, LLC have advised or are advising the Company on other matters. Further, in soliciting or obtaining acceptances, no broker or dealer in securities, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and each of you as Dealer Managers, are not to be deemed the agent of any broker or dealer in securities, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or other persons.

6. Termination; Withdrawal.

In the event that the Company: (i) uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials or any amendment or supplement to the Registration Statement or the Prospectus, and such document (a) has not been submitted to both of you previously for your and your counsel’s comments or (b) has been so submitted, and either of you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel and prior written notice of your objection to the filing or use of such Exchange Offer Materials was delivered to the Company; (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amends or revises the Exchange Offer in a manner not reasonably acceptable to you, then each of you shall be entitled to withdraw as a Dealer Manager in connection with the Exchange Offer without any liability or penalty to either of you and without loss of any right to indemnification or contribution provided in Section 12 or to the payment of all fees and expenses payable under Sections 7 and 8 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 7, the aggregate principal amount of Existing Notes tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal if any Existing Notes are ultimately acquired in the Exchange Offer).

7. Fees. As compensation for your services in connection with the Exchange Offer, the Company will pay you an aggregate fee of 1.55% of the aggregate principal amount of any Existing Notes validly tendered and accepted for exchange pursuant to the Exchange Offer, of which Lazard Capital Markets LLC will receive 65% and MTS Health Partners will receive 35%. The total fee due and payable by the Company on the date when the Exchange Offer is consummated (the “Closing Date”) will be paid in immediately available funds to an account designated by you.

8. Expenses. The Company agrees that it will pay all costs and expenses incident to the performance of the obligations hereunder whether or not any New Notes are issued in exchange for Existing Notes in the Exchange Offer, including, without limitation (i) reasonable costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with the FINRA, (iii) all costs and expenses incident to the preparation, issuance, execution and delivery of the New Notes upon exchange of the Existing Notes, (iv) all filing fees and costs and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (v) all costs and expenses incurred in connection with the registration or qualification of the New Notes issuable upon exchange of the Existing Notes under the laws of such jurisdictions as the Dealer Managers may designate, if any (including, without limitation, (a) reasonable fees of counsel for Lazard Capital Markets LLC and its reasonable disbursements; provided, however, that such fees and disbursements together with the expenses of the Lazard Capital Markets LLC described below shall not exceed $500,000 without the prior written consent of the Company (which shall not be unreasonably withheld) and (b) reasonable fees of counsel for MTS Health Partners and its reasonable disbursements; provided, however, that such fees and disbursements together with the expenses of the MTS Health Partners described below shall not exceed $100,000 without the prior written consent of the Company (which shall not be unreasonably withheld)), (vi) reasonable costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vii) reasonable advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent, (viii) reasonable fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, and (ix) the fees and disbursements of Ropes & Gray LLP, counsel to the Company, and all other counsel to the Company, and Ernst & Young LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Managers in connection with the Exchange Offer, including the reasonable legal fees and disbursements of your counsel in connection with the Exchange Offer; provided, however, that such expenses (together with the fees and disbursements described in (v) above) shall not exceed $500,000 without the prior written consent of the Company payable to Lazard Capital Markets LLC, and shall not exceed $100,000 without the prior written consent of the Company payable to MTS Health Partners, whether or not the Exchange Offer is consummated. Such reimbursement of expenses shall be made on the Closing Date, or if the Exchange Offer is not consummated for any reason, within ten days after receipt by the Company of an invoice submitted by either of the Dealer Managers for the payment of such expenses with appropriate supporting documentation.

9. Representations, Warranties and Agreements of the Company. The Company represents and warrants to each of you, and agrees with each of you that:

(a) The Registration Statement, including each Preliminary Prospectus and the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been duly filed with the Commission; such amendments to such Registration Statement, and each Preliminary Prospectus and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement, Preliminary Prospectuses and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement, Preliminary Prospectuses and Prospectus, including all amendments thereto, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered to you and your counsel;

(b) The Schedule TO has been prepared by the Company in conformity with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and has been duly filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date will be, delivered to you and your counsel;

(c) The Registration Statement, including a Preliminary Prospectus, has been duly filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued or to the Company’s knowledge threatened to issue any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Prospectus or instituted or to the Company’s knowledge threatened to institute proceedings for that purpose. The Exchange Offer Materials, including the Registration Statement, the Schedule TO, each Preliminary Prospectus and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder;

(d) At the respective times the Registration Statement (or any post effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, and at the Closing Date, (i) the Registration Statement (as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (ii) the Registration Statement (as so amended and/or supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation thereof;

(e) None of any Preliminary Prospectus, the Prospectus or other Exchange Offer Materials, or any amendments or supplements thereto, at the time they were or are issued, at the Expiration Date or at the Closing Date contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were or are made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation thereof, and which are included in Schedule I hereto (the “Submitted Information”). Each Preliminary Prospectus, the Prospectus, the other Exchange Offer Materials and any amendment or supplement thereto conformed or will conform in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and each Preliminary Prospectus, the Prospectus and other Exchange Offer Materials delivered to you for use in connection with the Exchange Offer was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(f) As of the Applicable Time, none of the Exchange Offer Materials (the “Pricing Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement based upon and in conformity with the Submitted Information.

As used in this paragraph and elsewhere in this Agreement, “Applicable Time” means the time specified on Schedule II hereto, which schedule the parties agree may be completed subsequent to the execution of this Agreement.

(g) In connection with the Exchange Offer, the Company has complied, and will continue to comply in all material respects, with the Exchange Act, including, without limitation, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14e-1, 14e-3 and 14e-5 thereunder;

(h) Except as contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, neither the Company nor any of its Subsidiaries (as defined below) has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of issued and outstanding shares of Common Stock due to the issuance of Common Stock upon the exercise of share options or warrants disclosed as outstanding in the Pricing Disclosure Package and the grant of options under existing share option plans described in the Pricing Disclosure Package), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development involving a prospective Material Adverse Change;

(i) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with all U.S. federal and state securities laws, and no such issuance constituted a violation by the Company of any preemptive right, resale right, right of first refusal or similar right imposed by any applicable law, rule or regulation, the articles of organization, by-laws or other organizational documents of the Company, or any of its Subsidiaries or any agreement, commitment or instrument to which the Company, or any of its Subsidiaries is a party or by which the Company, or any of its Subsidiaries is or may be bound;

(j) The Company has been duly incorporated and is validly existing as a corporation under the laws of The Commonwealth of Massachusetts, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect upon the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”);

(k) The Company has no subsidiaries (as defined in the Securities Act) other than those listed on Exhibit C hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or other equity interests of each of the Subsidiaries; other than the share capital or other equity interests of the Subsidiaries and except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity (other than equity interests held by the Company with an aggregate book value of less than US$500,000); complete and correct copies of the articles of organization or by-laws or other organizational documents of the Company and the Subsidiaries and all amendments thereto have been made available to you, no changes therein will be made subsequent to the date hereof and prior to the Closing Date; each Subsidiary has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims, except as would not, individually or in the aggregate, have a Material Adverse Effect, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares or other equity interests in the Subsidiaries are outstanding;

(l) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Indenture, and the New Notes and to consummate the Exchange Offer and all other transactions contemplated in the Exchange Offer Materials. The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Materials have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company is necessary to authorize such actions;

(m) The Existing Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus;

(n) The New Notes to be issued pursuant to the Exchange Offer have been duly and validly authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The New Notes will conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus;

(o) The Indenture has been or will be duly authorized by the Company and has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and when executed and delivered by the Company (assuming the authorization, execution and delivery by the Trustee) will be a valid and binding instrument of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture will conform to the description thereof in the Registration Statement, Pricing Disclosure Package and Prospectus;

(p) The Shares reserved for issuance upon conversion of the New Notes have been duly authorized and reserved and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights, resale rights, rights of first refusal and similar rights imposed by any applicable law, rule or regulation, the articles of organization, by-laws or other organizational documents of the Company or any of the Subsidiaries or any agreement, commitment or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is or may be bound and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance or transfer of the Shares issuable pursuant to the terms of the New Notes and except as may be required under the Securities Act, the Exchange Act or under state or other securities or blue sky laws;

(q) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus) and conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus, the certificates for the Shares are in due and proper form, and the holders of the Shares will not be subject to personal liability for assessments for the indebtedness or obligations of the Company or otherwise solely by reason of being such holders. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, Pricing Disclosure Package and Prospectus;

(r) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding instrument of the Company, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(s) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective articles of organization or by-laws or other organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except, in the case of clause (B), to the extent that any such breach, violation or default would not, individually or, in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the Shares upon conversion of the New Notes and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (X) the articles of organization or by-laws or other organizational documents of the Company or any of the Subsidiaries, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (Z) any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except, in the case of clause (Y) and (Z), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(t) No approval, authorization, consent or order of or filing with any U.S. federal, state, provincial, territorial, local or foreign governmental or regulatory commission, board, body, authority or agency or any sub-division thereof is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than (i) as may be required under state securities or blue sky laws in connection with the Exchange Offer, (ii) under the rules and regulations of the FINRA or (iii) which has otherwise been, or will be, granted or obtained prior to the Closing Date;

(u) Each of the Company and the Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals, from other persons, in order to conduct its respective business, except where the failure to have such licenses, authorizations, consents and approvals, to make such filings or to obtain such authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any U.S. federal, state, provincial, territorial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(v) All legal or governmental proceedings, statutes, rules, regulations, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus or required to be filed as an exhibit thereto, have been so described or filed as required;

(w) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no actions, suits, claims, investigations of which the Company has knowledge, or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any U.S. federal, state, provincial, territorial, local or foreign governmental or regulatory commission, board, body, authority or agency or any subdivision thereof, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(x) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement, is, to the Company’s knowledge, an independent registered public accounting firm as required by the Securities Act;

(y) The financial statements contained in the Registration Statement, Pricing Disclosure Package or Prospectus, together with the related notes and schedules (if any), present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified (in the case of the unaudited interim financial statements, subject to normal year-end adjustments) and have been prepared in compliance with the requirements of the Securities Act and, in the case of the audited financial statements included in such documents, in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all disclosures regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K; the other financial and statistical data set forth in the Registration Statement, Pricing Disclosure Package and Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in any documents incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus or in the documents incorporated by reference therein;

(z) The Company has obtained for the benefit of the Dealer Managers the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers listed in Schedule III hereto;

(aa) The Company is not and, after giving effect to the offering and sale of the New Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, Pricing Disclosure Package and Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, subject only to such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company; all the property described in the Registration Statement, Pricing Disclosure Package and Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, subject only to such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

(cc) To the Company’s knowledge, except as would not individually or in the aggregate, have a Material Adverse Effect and other than as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company, by ownership, license or covenant not to sue, have the right to use all patents, patent applications, trademarks, trademark applications, service marks, trade names and copyrights (together, the “Intellectual Property Rights”) which are necessary for use in connection with its business as presently conducted and as proposed to be conducted; (ii) there is no existing infringement by another party of any of the Intellectual Property Rights which are necessary for use in connection with the Company’s business as presently conducted; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity or enforceability of, the Intellectual Property Rights of the Company and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the business of the Company as described in the Registration Statement, Pricing Disclosure Package and Prospectus infringes or otherwise violates, or that the commercialization of any of the products under development by the Company would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) all of the Intellectual Property Rights under the control of the Company were filed and are being or were prosecuted in accordance with the applicable rules and regulations relating thereto;

(dd) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any U.S. federal, state, provincial, territorial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ee) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, activities or practices that would reasonably be expected to give rise to any costs or liabilities to the Company or the Subsidiaries under, or to prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no reasonably anticipated future plans of the Company or the Subsidiaries that would reasonably be expected to give rise to any capital expenditures under applicable Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to or, to the Company’s knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or public health (to the extent relating to the environment or exposure to Hazardous Materials) including those relating to the distribution, processing, generation, treatment storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or can give rise to liability under any Environmental Law);

(ff) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided as required by U.S. generally accepted accounting principles;

(gg) The Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

(hh) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, Pricing Disclosure Package and Prospectus, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(jj) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors’ and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there, have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act;

(ll) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit; arranged to extend edit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(mm) Any statistical and market related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(nn) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in any document incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus;

(oo) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(pp) The clinical, pre-clinical and other studies and tests that are described in the Registration Statement, Pricing Disclosure Package and Prospectus or the results of which are referred to in the Registration Statement, Pricing Disclosure Package and Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures; the descriptions in the Registration Statement, Pricing Disclosure Package and Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, Pricing Disclosure Package or Prospectus; except to the extent disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus, the Company and its Subsidiaries have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, neither the Company nor any of its Subsidiaries has received any notices or other correspondence from the Regulatory Authorities or any other governmental agency or subdivision thereof requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement, Pricing Disclosure Package or Prospectus or the results of which are referred to in the Registration Statement, Pricing Disclosure Package or Prospectus;

(qq) Except as disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;

(rr) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Shares are registered pursuant to Section 12(b) of the Exchange Act and are included or approved for inclusion on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Shares thereon. The Company has filed an application to include the Shares underlying the New Notes on the Nasdaq Global Market;

(ss) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the Securities in exchange for the Existing Notes pursuant to the Exchange Offer, any prospectus or other offering material in connection with the Exchange Offer other than any Preliminary Prospectus, the Prospectus, the Exchange Offer Materials or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth in Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(tt) There are no documentary stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, and the Indenture or the issuance and sale by the Company of the Securities. The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement);

(uu) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the termination date or the Closing Date of the Exchange Offer, have been or will be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations thereunder, including Rule 13e-4 under the Exchange Act;

(vv) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(ww) The Company (i) has not made or caused to be made by either its Information Agent or otherwise, and will only make or cause to be made by either its Information Agent or otherwise, any offer to buy, or any solicitation of an offer to sell, any Existing Notes in any jurisdiction in which such offer or solicitation is unlawful, and (ii) the Company will not accept tenders of Existing Notes from any person, in any such jurisdiction; and

(xx) The conditions for use of Form S-4, set forth in the General Instructions thereto, have been satisfied.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to you or your counsel in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each of you.

10. Representations, Warranties and Agreements of the Dealer Managers. Each of the Dealer Managers, severally and not jointly, represents and warrants to, and agrees with, the Company that it is duly registered as a broker-dealer with the Commission.

11. Further Agreements of the Company. The Company agrees with you that:

(a) The Company will use its reasonable best efforts to cause any Registration Statement as may be required to be filed under Rule 462(b) of the Rules and Regulations subsequent to the date the Registration Statement is declared effective to be filed as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any Preliminary Prospectus, any supplement to the Prospectus or additional Exchange Offer Materials has been filed; if for any reason the filing of the final form of Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials or for additional information relating to the Exchange Offer; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or other Exchange Offer Materials which, in the opinion of your counsel, is necessary in connection with the Exchange Offer; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials which may be necessary to correct any statements or omissions, if, at any time when any Preliminary Prospectus or a Prospectus relating to the Exchange Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Exchange Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or other Exchange Offer Materials which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel’s comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

(c) The Company will use its reasonable best efforts to qualify the Securities issuable pursuant to the Exchange Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the Exchange Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Securities shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(d) The Company will use its reasonable best efforts to have the Shares (including the Shares underlying the New Notes) accepted for listing on the Nasdaq Global Market.

(e) The Company will make generally available to its security holders and to the Dealer Managers by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s next fiscal quarter following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

(f) The Company will use its reasonable best efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Notes tendered as follows: (i) the aggregate principal amount of Existing Notes validly tendered and represented by confirmations of receipt of book-entry transfer of Existing Notes validly tendered and represented by physical certificates, pursuant to the procedures set forth in the Exchange Offer on such day, (ii) the aggregate principal amount of any Existing Notes properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Existing Notes in categories (i) through (ii), inclusive, above.

(g) Without limiting Sections 6, 8 and 17 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with the Exchange Offer, including the reasonable fees and disbursements of your counsel incurred by you in connection with the Exchange Offer; provided, however, that such expenses, fees and disbursements will not exceed $500,000 without the prior written consent of the Company payable to Lazard Capital Markets LLC and shall not exceed $100,000 without the prior written consent of the Company payable to MTS Health Partners.

(h) The Company will advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw, rescind, modify or terminate the Exchange Offer or the transactions contemplated thereby or would permit the Company to exercise any right not to exchange Existing Notes tendered thereunder, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in the Exchange Offer Materials then being used or would cause any representation, warranty or covenant contained in this Agreement to be untrue or inaccurate in any material respect (to the extent not otherwise so qualified), (iii) any proposal or requirement to make, amend or supplement any Exchange Offer Materials or to make any filing in connection with the Offer or the transactions contemplated thereby pursuant to any applicable law, rule or regulation, (iv) the issuance of any comment or order or the taking of any other action by the Commission or any Other Agency concerning the Offer (and, if in writing, will furnish you a copy thereof), (v) any request for additional information or other action by the Federal Trade Commission or the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder, or by any Other Agency which administers laws, rules or regulations governing antitrust matters or trade practices, (vi) any material developments in connection with the Exchange Offer (or the financing thereof) or the transactions contemplated thereby, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer or the transactions contemplated thereby, and (vii) any other information relating to the Exchange Offer, the Exchange Offer Materials, this Agreement or the transactions contemplated hereby or thereby which you may from time to time reasonably request.

12. Conditions of the Dealer Managers’ Obligations. Your obligations as provided herein shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have been filed prior to the Commencement Date and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective prior to the Expiration Date and no stop order suspending the effectiveness thereof shall have been issued and, to the knowledge of the Company or you, no proceedings for either purpose shall have been initiated or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus, the Prospectus, or other Exchange Offer Materials or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

(b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) (i) any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which in each case the effect of which is such as to make it, in the sole judgment of Lazard Capital Markets LLC, impracticable or inadvisable to market the New Notes or to enforce contracts for the exchange and/or sale of the New Notes, or (iii) any trading suspension or material limitation in trading instituted by the Commission or the Nasdaq Global Market, or generally, any trading suspension or material limitation in trading on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market, or the fixing of minimum or maximum prices for trading, or the establishment of required maximum ranges for prices by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or the occurrence of a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) the declaration of a banking moratorium by either Federal or New York authorities.

(c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, other Exchange Offer Materials or otherwise, and the registration, authorization, issue, and delivery of the Securities issuable in accordance with the Exchange Offer, shall have been executed in a manner reasonably satisfactory to your counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

(d) You shall have received the opinion of Ropes & Gray LLP, outside counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-1 hereto.

(e) You shall have received the opinion of Morse, Barnes-Brown & Pendleton, P.C., outside counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-2 hereto.

(f) You shall have received the opinion of Hamilton, Brook, Smith & Reynolds, P.C., special counsel to the Company with respect to patent and proprietary rights relating to Factive, dated the Closing Date addressed to you, substantially in the form of Exhibit B-3 hereto.

(g) You shall have received the opinion of Covington & Burling LLP, special counsel to the Company with respect to matters regarding laws and regulations of the U.S. Food and Drug Administration, dated the Closing Date addressed to you, substantially in the form of Exhibit B-4 hereto.

Counsel rendering the foregoing opinions in (d), (e), (f) and (g) may rely as to questions of law not involving the laws of the United States of America upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Dealer Managers, and to your counsel.

(h) You shall have received on the Closing Date an opinion of Shearman & Sterling LLP in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(i) On the effective date of the Registration Statement, you shall have received from Ernst & Young LLP, a letter dated as of such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to dealer managers with respect to the financial statements, the pro forma financial statements, and certain financial information contained in the Prospectus.

(j) You shall have received by or on the Closing Date, a bring-down comfort letter dated as of the Closing Date (or one business day prior thereto), from Ernst & Young LLP addressed to you, which shall reaffirm the statements made in the letter referenced in (i) above.

(k) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, and you shall be satisfied that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

(ii) no stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement became effective and at the Applicable Time, and at all times subsequent thereto up to the date of such certificate, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package and the Prospectus, and any amendment or supplement thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the share capital or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the share capital of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect.

(l) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

(m) Prior to the execution of this Agreement, the Lead Dealer Manager shall have received lock-up letters, substantially in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company set forth in Schedule III hereto.

(n) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the Securities.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents, as you shall reasonably request.

13. Indemnification and Contribution.

The Company hereby agrees to hold each of you harmless and to indemnify each of you (including any of your respective affiliated companies or other entities and any partner, member, director, officer, agent or employee of you or any such affiliated company or other entity) and any other person controlling (within the meaning of Section 20(a) of the Exchange Act) either of you (including any of your affiliated companies or other entities) (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened (including, without limitation, any investigation), or presenting evidence or testimony in connection therewith, or any claim whatsoever and whether or not you or any other Indemnified Person shall be a party thereto and whether or not such litigation, proceeding or claim is brought by or on behalf of the Company or its respective security holders or creditors) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Materials, or any omission or alleged omission to state in any Exchange Offer Materials a material fact, necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or to exchange any Existing Notes pursuant to the Exchange Offer, or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or (iv) the enforcement by any Indemnified Person of the indemnity contained in this Section 13, or (b) otherwise arising out of, relating to or in connection with, or alleged to arise out of, relate to or be in connection with, the Exchange Offer or your role in connection therewith; except in the case of clause (b) above for any such loss, claim, damage, liability or expense which is primarily attributable to your bad faith or gross negligence and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Materials or (y) any omission or alleged omission to state in any Exchange Offer Materials a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with the Submitted Information. The foregoing indemnity shall be in addition to any liability or obligation which the Company might otherwise have to you and such other Indemnified Persons.

If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 13, such Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company of any action commenced against such Indemnified Person promptly after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim.

Failure so to notify the Company shall not, however, relieve the Company from any liability which they may have on account of the indemnity under this Section 13 if the Company has not been prejudiced in any material respect by such failure and then, only to the extent so prejudiced. The Company shall be entitled to participate at its own expense in the defense of such litigation or proceeding but such defense shall be conducted by counsel to such Indemnified Person. The Company shall, upon the request of such Indemnified Person, assume the defense of any such litigation or proceeding at the expense of the Company, with counsel reasonably satisfactory to you. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the representation of the Company, on the one hand, and such Indemnified Person, on the other hand, by the same counsel would be inappropriate in the reasonable opinion of counsel to such Indemnified Person due to actual or potential differing interests between such parties. It is understood that the Company, in connection with any such litigation or proceeding or related litigation or proceedings in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred after submission by you of appropriate documentation relating to such expenses. Such firm shall be designated in writing by you. If litigation is settled or if there is a judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 13, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Company agrees to notify you promptly of the assertion of any claim in connection with the Exchange Offer against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act.

If the indemnity provided for in the foregoing paragraphs of this Section 13 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received or sought to be received by the Company, on the one hand, and by each of you, on the other hand, from the Exchange Offer, as well as the relative fault of the Company, on the one hand, and of each of you, on the other hand, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, and as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and each of you, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company, on the one hand, or the Submitted Information, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by either of you and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. The Dealer Managers’ obligations to contribute pursuant to this paragraph are several, and not joint, in proportion to the fees each of them shall receive from the Company in connection with the Exchange Offer in accordance to Section 7 of this Agreement.

The Company and each of you agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

The Company will not, without prior written consent from both of you (which will not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding or investigation in respect of which you or any Indemnified Person may be entitled to indemnification or contribution hereunder (whether or not you or any other Indemnified Person is an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each of the foregoing parties from all liability arising out of such claim, action or proceeding or investigation.

14. The indemnity and contribution agreements contained in Section 13 and the representations and warranties and the reimbursement agreement of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) whether any Indemnified Person is a formal party to such litigation or proceeding, (ii) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (iii) any investigation made by or on behalf of any Indemnified Person and (iv) any withdrawal by you pursuant to Section 6 or otherwise. The rights to indemnity and contribution set forth in Section 13 shall be in addition to any other rights which you and other Indemnified Persons may have against the Company.

15. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or faxed (and confirmed by letter) to each of you at Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, NY 10020, fax number (212) 830-3651, Attention: Robert Lagay, General Counsel, and at MTS Health Partners, 623 Fifth Avenue, 15th Floor, New York, NY 10020, fax number (212) 887-2111, Attention: Mark Epstein; if sent to the Company, such notice shall be mailed, delivered, faxed (and confirmed by letter) to it at Oscient Pharmaceuticals Corporation, 1000 Winter Street, Suite 2200, Waltham, MA 02451, fax number (781) 893-9535, Attention: Joseph Vittiglio, with a copy (which shall not constitute notice) to Ropes & Gray LLP, One International Place, Boston, MA 02110, fax number (617) 951-7050, Attention: Patrick O’Brien.

16. Your obligations hereunder shall at all times be subject to the conditions that (a) all representations, warranties, covenants and other statements of the Company contained herein are now, and at all times during the period of the Exchange Offer shall be, true and correct in all material respects (if not otherwise so qualified); (b) the Company at all times during the period of the Exchange Offer shall have performed in all material respects all of its obligations hereunder theretofore to be performed; and (c) the Appointment Condition shall be satisfied.

17. This Agreement shall terminate upon the expiration, termination or withdrawal of the Exchange Offer or, with respect to a withdrawing Dealer Manager, upon withdrawal by such Dealer Manager pursuant to Section 6 hereof, it being understood that Sections 8-10, 13-15, and 17-23 shall survive any termination of this Agreement.

18. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

19. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 13), and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereto.

20. THIS AGREEMENT AND ANY CLAIM RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY CLAIM RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

21. The Company hereby (a) submits to the jurisdiction of any New York State or federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or federal court, (c) waive the defense of an inconvenient forum, (d) consents to the service of process upon it by mailing or delivering such service to its agent listed in the Registrations Statement (the “Agent”) and authorizes and directs the Agent to accept such service and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22. This Agreement may be signed in several counterparts, each of which will constitute an original.

23. This Agreement is in addition to any other fee and services agreements with you, all of which remain in full force and effect, and this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

24. Following completion of the Exchange Offer, you may, at your expense, place public announcements or advertisements in financial and other newspapers and journals describing your services hereunder. Any such announcements shall have received the approval of the Company prior to publication, such approval not to be unreasonably withheld.

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

OSCIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title:

Accepted as of the date first set forth above:

LAZARD CAPITAL MARKETS LLC

By:
Name:
Title:

MTS HEALTH PARTNERS

By:
Name:
Title:

Schedule I

Schedule II

For purposes of this Agreement, the term “Applicable Time” means                      (Eastern Time) on                     , 2008.

Schedule III

Persons Subject to Lock-Up

Steven Rauscher

Dominick Colangelo

Philippe Maitre

David Stone

Gregory Brown, M.D.

Robert Hennessey

John Leone

William Mattson

Gary Patou, M.D.

William Reardon

Norbert Riedel, Ph.D.

Mark Glickman

Exhibit A

Form of Lock-up

Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Re: Oscient Pharmaceuticals Corporation

Ladies and Gentlemen:

The undersigned is, or will immediately prior to the Offering (as defined below) be, an owner of record or the beneficial owner of shares of common stock of Oscient Pharmaceuticals Corporation (the “Company”), par value $0.10 per share (the “Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares. The Company intends to file Registration Statements on Form S-4 (as may hereafter be amended, the “Registration Statements”) pursuant to which the Company will make an offer to exchange (such offer, as it may be amended, modified or supplemented is referred to herein as the “Exchange Offer”) 12.50% Convertible Senior Notes due 2011 (the “New Notes”) for (i) up to $200,000,000 aggregate principal amount outstanding of its 3.50% Convertible Senior Notes due 2011 (the “Existing Notes”) and (ii) up to 200 shares of Company common stock, par value $0.10 per share, per each $1,000 principal amount of Existing Notes tendered (the “Shares”), for which you will act as the lead dealer manager pursuant to the terms of a dealer manager agreement to be entered into between the Company and you (the “Dealer Manager Agreement”). The undersigned recognizes that the Exchange Offer will be of benefit to the undersigned and will benefit the Company by, among other things, re-calibrating its capital structure. The undersigned acknowledges that you will be relying on this letter in carrying out the Exchange Offer and in entering into the Dealer Manager Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Lazard Capital Markets LLC (which consent may be withheld in its sole discretion), directly or indirectly, offer, sell, contract to sell (including, without limitation, any short sale), or otherwise transfer, dispose of, loan, pledge (including margin stock), assign or grant (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any rights to, or interests in any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially by the undersigned (collectively, the “Company Securities”), or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or enter into any transaction (including derivative transactions) having an economic effect similar to that of the sale of New Notes, or Company Securities, or publicly announce an intention to do any of the foregoing, for a period (the “Lock-Up Period”) commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Dealer Manager Agreement. If (i) the Company issues an earnings release or material news, or a material event relating to the

Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then, in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The foregoing paragraph shall not apply to (a) transfers of Company Securities by bona fide gift, will or operation of law (such as intestacy), including without limitation, transfers by bona fide gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country, provided, however, that in any transfer made pursuant to this clause, it shall be a condition to such transfer that the transferee executes and delivers to Lazard Capital Markets LLC an agreement stating that the transferee is receiving and holding the Company Securities subject to the provisions of this letter agreement, and there shall be no further transfer of such Company Securities except in accordance with this letter, or (b) the exercise of options (including a cashless exercise) or conversion of convertible securities outstanding as of the date of the Dealer Manager Agreement, provided that the shares received upon such conversion or exercise shall be subject to the terms of this agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Exchange Offer, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Exchange Offer. In addition, during the period through the close of trading on the date 90 days after the date of the Dealer Manager Agreement, as such 90-day period may be extended pursuant to the second paragraph of this letter agreement, the undersigned will not make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares without the prior written consent of Lazard Capital Markets LLC (which consent may be withheld in their sole discretion).

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either Lazard Capital Markets LLC, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Dealer Manager Agreement, that it has determined not to proceed with the Exchange Offer, (b) termination of the Dealer Manager Agreement before the issuance of any Securities, or (c) the date that is 180 days from the date of this agreement.

Printed Name of Holder
By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit B-1

Form of opinion of Ropes & Gray LLP

to be delivered pursuant to Section 12(d)

1. The Company is a validly existing corporation in good standing with the Secretary of State under the laws of The Commonwealth of Massachusetts, with corporate power to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

2. The Company is duly qualified to do business as a foreign corporation or company and is in good standing in each U.S. jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3. The New Notes have been duly authorized by the Company and, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer, will (subject to the qualifications in the penultimate paragraph set forth below) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. This Agreement has been duly authorized, executed and delivered by the Company.

5. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee, and subject to the qualifications in the penultimate paragraph set forth below) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. Each of the Company and its subsidiaries is not, and after giving effect to the offering and sale of the New Notes and the application of the proceeds thereof as described in the Prospectus, will not be subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended.

7. No consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any U.S. federal or Commonwealth of Massachusetts or State of New York governmental authority is required to be obtained by the Company in connection with the consummation by the Company of its obligations under this Agreement, the issuance and delivery of the Securities pursuant to the Exchange Offer and the consummation of the Exchange Offer, except as may be required under federal or state securities laws in connection with the issuance of the Securities, in connection with the Registration Statement or as contemplated by this Agreement.

8. The Company has an authorized capital stock of the Company is as set forth in the Prospectus under the title “Capitalization” as of the date stated therein.

9. The shares of the Company's common stock, $0.10 par value, issuable upon conversion of the New Notes (the “Underlying Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion in accordance with the terms of the New Notes, will be validly issued, fully paid and nonassessable. The issuance of the Underlying Shares as contemplated by the terms of the New Notes will not be subject to statutory preemptive rights or, to our knowledge, any preemptive rights pursuant to contracts of the Company listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2007. The Underlying Shares to be issued pursuant to the terms of the New Notes will not be subject to any restrictions on transfer or voting pursuant to the Company’s Articles of Organization or its By-laws.

10. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the issuance and delivery by the Company of the New Notes pursuant to the Exchange Offer and the consummation of the Exchange Offer (other than performance of the Company’s indemnification and contribution obligations under this Agreement and the Indenture, concerning which no opinion is expressed) will not (i) violate the Articles of Organization or By-Laws of the Company or the Guarantor, (ii) to our knowledge breach or result in a default under any agreement, instrument, court order, injunction or decree listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2007 or (iii) violate any applicable Commonwealth of Massachusetts, State of New York or United States federal law or regulation or any order, writ, injunction or decree specifically naming the Company or any of its Subsidiaries, except that we express no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

Our opinion in paragraphs 3, and 5 that the New Notes and the Indenture each constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, is subject to, and we express no opinion with respect to, (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium or similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity. In addition, we express no opinion as to (i) the applicability of Section 548 of the Bankruptcy Code or any other fraudulent conveyance provision, (ii) the extent to which broadly worded waivers may be enforced, or (iii) the extent to which provisions providing for conclusive presumptions or determinations, non-effectiveness of oral modifications, arbitration, submission to jurisdiction, waiver of or consent to service of process and venue, waiver of offset or defenses, or any provision constituting a penalty or forfeiture, will be enforced. The opinions expressed herein are also subject to the qualification that the validity, binding effect and enforceability of provisions providing for indemnification or contribution may be limited by public policy considerations or court decisions that may limit the right of the indemnified party to obtain indemnification or contribution and we express no opinion as to the validity, binding effect or enforceability of provisions providing for indemnification or contribution.

In addition, such counsel shall state that:

The Registration Statement became effective on                     . We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act.

In the course of the preparation by the Company of the Registration Statement, the Prospectus and the Pricing Disclosure Package, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package and our participation in the discussions referred to above, we believe that the Registration Statement, as of the time they became effective (the “Effective Time”), and the Prospectus, as of its date and the date hereof, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder, and we do not know of any legal or governmental proceeding to which the Company is a party or to which any of their property is subject required to be described in the Registration Statement or Prospectus which is not so described. The Schedule TO, and each amendment or supplement thereto, and the documents required by Item 12 thereof (other than the financial statements, including supporting schedules, and the financial data derived therefrom as to which we need express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Further, based on such information and participation, nothing that has come to our attention has caused us to believe that, (i) as of the Effective Time, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

The limitations inherent in the independent verification of factual matters and the nature of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, except that the statements made in the Prospectus and Pricing Disclosure Package under the headings (i) “Description of New Notes”, “Description of Existing Notes”, “Description of Capital Stock” and “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, constitute accurate summaries of such provisions in all material respects and (ii) “Certain U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize provisions of the Internal Revenue Code of 1986, as amended, and applicable U.S. Treasury Regulations, constitute accurate summaries of such provisions in all material respects.

Exhibit B-2

Form of opinion of Morse, Barnes-Brown & Pendleton, P.C.

to be delivered pursuant to Section 12(e)

(i) To such counsel’s knowledge, the statements relating to the Patents and Applications in the Preliminary Prospectus and Prospectus as of its date under the captions "Risk Factors Related to Our Business—Our Intellectual Property Protection and other protections may be inadequate to protect our products," and "Business—Patents and Proprietary Technology" to the extent relating to Antara® accurately summarize in all material respects the documents and laws and regulations described therein.

(ii) To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Preliminary Prospectus and Prospectus, such counsel is unaware of facts which would form a reasonable basis for a finding that any valid United States third party patent rights would be infringed by the manufacture, use, or sale of Antara® in a manner consistent with the current FDA approval for Antara®.

(iii) The right and title to U.S. Patent No. 7,101,574 as recorded in the U.S. Patent and Trademark Office is to Ethypharm, and the Company has licensed rights to U.S. Patent No. 7,101,574 pursuant to the Amended and Restated Development License and Supply Agreement with Ethypharm, S.A. and Reliant Pharmaceuticals, Inc. dated July 31, 2006.

(iv) To such counsel’s knowledge, with respect to U.S. Patent Application Serial No. 11/111,971 which we are prosecuting on behalf of the Company, we have complied with the required duty of candor and good faith in dealing with the U.S. Patent and Trademark Office, including the duty to disclose to the U.S. Patent and Trademark Office all information actually known by us to be material to the patentability of the claimed invention.

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Exhibit B-3

Form of opinion of Hamilton, Brook, Smith & Reynolds, P.C.

to be delivered pursuant to Section 12(f)

(i) To such counsel’s knowledge, the statements relating to the Patents and Applications under the captions “Risks Related to Our Business—Our intellectual property protection and other protection may be inadequate to protect our products,” and “Business—Patents and Proprietary Technology” in the Preliminary Prospectus and Prospectus as of their date were, and as of the date this opinion is delivered are, accurate and complete statements or summaries of the matters therein set forth. Such counsel is unaware of facts that cause such counsel to believe that the above-described captions of the Preliminary Prospectus and Prospectus contained as of the date of the Agreement, or contain as of the date this opinion is delivered, an untrue statement of a material fact or omitted as of the date of the Agreement, or omitted as of the date this opinion is delivered, a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) To such counsel’s knowledge, other than those disclosed in the Preliminary Prospectus and Prospectus, (A) there are no legal or governmental proceedings pending relating to the Patents and Applications, other than proceedings in the U.S. and foreign patent offices relating to the prosecution of pending patent applications, and (B) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect and other than as disclosed or incorporated by reference in the Preliminary Prospectus and Prospectus, such counsel is unaware of facts which would form a reasonable basis for a finding that: (i) the Patents are infringed by another party; or (ii) the commercialization of the products described in the Preliminary Prospectus and Prospectus as being under development by the Company and relating to the Patents would infringe patents owned by another party.

(iv) To such counsel’s knowledge, such counsel is unaware of facts which (i) would preclude the Company and its Subsidiaries from having valid license rights or clear title to the Patents and Applications; (ii) would cause such counsel to believe that the Company and its Subsidiaries lack or will be unable to obtain the rights or licenses to Patents necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Preliminary Prospectus and Prospectus; or (iii) would form a reasonable basis for a finding of unenforceability or invalidity of the Patents.

(v) To such counsel’s knowledge, the Patents and Applications were filed and are being or have been prosecuted in accordance with applicable rules and regulations relating thereto. However, there is no assurance that patents will be issued from the Applications, or that claims will be allowed without amendment or appeal to boards of appeal or higher courts.

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Exhibit B-4

Form of opinion of Covington & Burling LLP

to be delivered pursuant to Section 12(g)

For purposes of the opinion set forth below, we have reviewed the following disclosures (collectively, the “FDA Regulatory Sections”):

(1) The description of FDA laws and regulations set forth in the “Government Regulation” and “Competition—Antara” subsections of the “Business” section of the Registration Statement, Preliminary Prospectus, and Prospectus, and

(2) The subsections of the “Risk Factors” sections of the Registration Statement, Preliminary Prospectus and Prospectus captioned:

(i) “We, as well as our partners, are subject to numerous complex regulatory requirements and failure to comply with these regulations, or the cost of compliance with these regulations, may harm our business.”;

(ii) “New legal and regulatory requirements could make it more difficult for us to obtain extended or new product approvals, and could limit or make more burdensome our ability to commercialize our approved products.”;

(iii) “If we market products in a manner that violates federal or state healthcare fraud and abuse, marketing disclosure, or drug pedigree laws, we may be subject to civil or criminal penalties.”;

(iv) “Clinical trials are costly, time consuming and unpredictable, and we have limited experience conducting and managing necessary preclinical and clinical trials for product candidates.” and;

(v) “We could experience delays in clinical development which could delay anticipated product launches.”

We also have reviewed and relied on (i) certain documents provided to us by the Company related to FDA regulatory matters, and (ii) a certificate, dated             , 2008, signed by Nick Colangelo, Esq., Executive Vice President, Corporate Development and Operations, Oscient Pharmaceuticals Corporation (the “Officer’s Certificate”).

In rendering the opinion set forth herein, we have not made any independent review or investigation of factual or other matters, including the assets, liabilities, obligations, business or affairs of the Company. We have assumed the authenticity, accuracy and completeness of the documents and statements of fact on which we are relying, including those facts set forth in the Officer’s Certificate, and have made no independent investigations thereof. We have not independently verified, we take no responsibility for, and we are not addressing in any way statements of intent or belief attributable to the Company or whether or not the Company is in

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compliance with applicable FDA requirements. The opinions stated herein are addressed solely to matters of the Federal Food, Drug, and Cosmetic Act, the rules, regulations, policies and procedures of the FDA promulgated thereunder (the “FDA Regulatory Laws”), and we express no views as to any other laws, statutes, regulations, ordinances, policies or procedures.

Subject to the foregoing limitations and qualifications, we are of the opinion that the statements in the FDA Regulatory Sections, insofar as such statements purport to describe or summarize applicable provisions of the FDA Regulatory Laws, are accurate in all material respects.

We further inform you that in the course of our review of the FDA Regulatory Sections we participated in conferences with officers and other representatives of the Company at which the contents of the FDA Regulatory Sections were discussed, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements in the FDA Regulatory Sections, except to the extent stated above, we confirm to you that no information that came to our attention in the course of such review has caused us to believe that (i) the discussion of FDA matters in the FDA Regulatory Sections of the Registration Statement, at the time the Registration Statement is deemed to have become effective for purposes of your liability under Section 11 of the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made in the FDA Regulatory Sections of the Registration Statement not misleading or (ii) the discussion of FDA matters in the FDA Regulatory Sections of either (A) the Preliminary Prospectus, as of the date thereof contained or (B) the Prospectus, as of the date thereof or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Exhibit C

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation

Guardian II Acquisition Corporation	Delaware
Collaborative Genetics, Inc.	Massachusetts
Collaborative Securities Corp.	Massachusetts
Oscient Pharmaceuticals UK, Ltd.	United Kingdom
GeneSoft Pharmaceuticals, LLC	Delaware

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